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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  March 8, 1996
                                                           -------------


                           UNION PLANTERS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)




      Tennessee                     1-10160                     62-0859007
   ---------------                ------------                 ------------
   (State or other                (Commission                  (IRS Employer
   jurisdiction of                File Number)               Identification No.)
   incorporation)


                      Union Planters Administrative Center
            7130 Goodlett Farms Parkway, Memphis, Tennessee  38018
        ----------------------------------------------------------------
          (Address, including zip code, of principal executive office)


                                 (901) 383-6000
                ------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.      OTHER EVENTS.

             On March 8, 1996, Union Planters Corporation ("UPC") and Leader Financial Corporation ("Leader") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which Leader will be acquired by UPC.

             In accordance with the terms of the Agreement and a related Plan of Merger, UPC will acquire Leader pursuant to a merger (the "Merger") of a newly formed, wholly owned subsidiary of UPC with and into Leader, with Leader as the surviving entity resulting from the Merger.

             Upon consummation of the Merger, each share of the $1.00 par value common stock of Leader ("Leader Common Stock") (excluding shares held by any Leader company or by any UPC company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the effective time of the Merger (as described in the Agreement, the "Effective Time") shall be converted into and exchanged for the right to receive 1.525 shares (subject to possible adjustment as described below, the "Exchange Ratio") of the $5.00 par value common stock of UPC ("UPC Common Stock").

             In addition, at the Effective Time, all rights with respect to Leader Common Stock, pursuant to stock options, stock appreciation rights, or other rights granted by Leader under the existing stock plans of Leader, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock on a basis that reflects the Exchange Ratio.

             The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling of interests.

             In connection with the Agreement, UPC has agreed to elect four individuals who are members of the Board of Directors of Leader at the Effective Time (two of whom shall include Edgar H. Bailey and Ronald W. Stimpson) to the Board of Directors of UPC. Such individuals who are elected to the Board of Directors of UPC shall serve on committees of the Board of Directors as determined by the Board in accordance with the practice and policies applicable to all other directors of UPC. In addition, all members of the Board of Directors of Leader Federal Bank for Savings at the Effective Time (other than the two non-employee directors elected to the Board of Directors of UPC as described above) will be elected to serve on the Board of Directors of Union Planters National Bank ("UPNB").

             At the Effective Time, the following officers of Leader shall be appointed to the designated officer positions in UPC: (i) Edgar H. Bailey - Vice Chairman of the Board of Directors; (ii) Ronald W. Stimpson - Senior Executive Vice President and Chief Administrative Officer; (iii) Catherine C. Stallings - Executive Vice President and General Counsel; and (iv) David C. Wadlington - Senior Vice President and Chief Financial Officer of

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Specialty Banking Operations.  Further, the following officers of Leader shall be appointed to the designated officer positions in UPNB: (i) Kirk P. Bailey - President and Chief Operating Officer; (ii) Ronald W. Stimpson - Vice Chairman with Functional Responsibility for Specialty Banking Operations; and (iii) Brad
L. Champlin - Executive Vice President of Retail Branches.

             Consummation of the Merger is subject to various conditions, including: (i) receipt of the approval by the stockholders of UPC and Leader of appropriate matters relating to the Agreement and the Merger required to be approved under applicable law; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System (the "FRB"), the Office of Thrift Supervision (the "OTS"), and other applicable regulatory authorities; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt by UPC of a letter from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (v) satisfaction of certain other conditions.

             Under the Agreement, Leader has the right to terminate the Agreement if the Average Closing Price (as defined below) of UPC Common
Stock (i) is less than $26.39 and (ii) reflects a decline of more than 15% below a weighted index of the stock prices of a group of 16 bank holding companies designated in the Agreement, on the date that the last of the approvals of the FRB and the OTS is received (the "Determination Date"). In the event that Leader gives notice of its intention to terminate the Agreement based on such provision, UPChas the right to elect to adjust the Exchange Ratio in accordance with the terms of the Agreement, and thereby remove Leader's right to terminate.

             For purposes of the Agreement, the Average Closing Price shall mean the average of the daily closing sales prices of UPC Common Stock as reported on the New York Stock Exchange, Inc. ("NYSE") - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

             In connection with and as an inducement to executing the Agreement, UPC and Leader entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Leader granted to UPC an option to purchase, subject to certain limitations, up to 1,973,600 shares of Leader Common Stock, at a purchase price of $41.50 per share, upon certain terms and in accordance with certain conditions.

             Certain matters relating to the Agreement and the Merger will be submitted for approval at separate meetings of the stockholders of UPC and Leader. Prior to the stockholders' meetings, UPC will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the shares of UPC Common Stock to be issued in exchange for the outstanding shares of Leader Common Stock. Such shares of stock of UPC will be offered to the Leader stockholders pursuant to a prospectus that will also serve





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as a joint proxy statement for the meetings of the stockholders of UPC and
Leader to consider and vote upon appropriate matters relating to the Agreement and the Merger.

             For additional information regarding the Agreement and the Stock Option Agreement, please refer to the copies of those documents which are incorporated herein by reference and included as Exhibits to this Current Report on Form 8-K. The foregoing discussion is qualified in its entirety by reference to such documents.





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                                   SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNION PLANTERS CORPORATION
                                        (Registrant)



                                        By: /S/ M. Kirk Walters

                                            -------------------------------
                                            M. Kirk Walters
                                            Senior Vice President,
                                            Treasurer and Chief
                                            Accounting Officer


Date:  March 12, 1996





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                               INDEX TO EXHIBITS


   Exhibit
   -------

    2.1        Agreement and Plan of Merger, dated as of March 8, 1996, by and between
               Union Planters Corporation and Leader Financial Corporation

    2.2        Stock Option Agreement, dated as of March 9, 1996, issued by Leader
               Financial Corporation to Union Planters Corporation

    99.1       Text of joint press release, dated March 8, 1996, issued by Union
               Planters Corporation and Leader Financial Corporation





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